SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 22, 2005

Ciphergen Biosystems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 505-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 22, 2005, Ciphergen Biosystems, Inc. (the “Company”) entered into a Strategic Alliance Agreement with Quest Diagnostics Incorporated (“Quest”) to collaborate in the development and commercialization of proteomic diagnostic tests based on Ciphergen’s SELDI ProteinChip technology (the “Strategic Alliance”).  The Strategic Alliance will focus on the development and commercialization of selected assays chosen from Ciphergen’s pipeline over the next three years.  Quest will have the exclusive right to commercialize such assays in certain territories for a defined number of years.  In addition, Ciphergen will supply certain materials to Quest for Quest’s use in the development and commercialization of assays.

On July 22, 2005 the Company also completed a private sale of shares of its common stock with Quest and issued a warrant to purchase additional shares of its common stock.  The Stock Purchase Agreement (the “Purchase Agreement”) between the Company and Quest, provided for the purchase and sale of 6,225,000 shares of the Company’s common stock for an aggregate purchase price of $15,000,000.  The Purchase Agreement also provided certain registration rights whereby Quest may demand that the Company register their shares under the Securities Act, or, if the Company files another registration statement under the Securities Act, Quest may elect to include their shares in that registration, subject to various conditions. The Company also issued Quest a Warrant to purchase 2,200,000 shares of the Company’s Common Stock at an exercise price of $3.50 per share, subject to certain adjustments, and exercisable until July 22, 2010.

In connection with the Purchase Agreement, the Company also amended its Shareholder Rights Agreement dated March 20, 2002 (the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A., as Rights Agent.  As more fully described in the Rights Agreement, the holders of the Company’s common stock are given rights to acquire additional shares of the Company’s preferred stock upon the occurrence of specified events. The amendment to the Rights Agreement removes the applicability of such purchase rights with respect to the purchase, sale and issuance of the shares of common stock and the Warrant to Quest.

Additionally, Quest agreed to provide the Company with a $10,000,000 secured line of credit pursuant to the Credit Agreement dated July 22, 2005 (the “Credit Agreement”).  Proceeds from the Credit Agreement will only be used to pay certain costs and expenses directly related to the Strategic Alliance and will be made in increments of $416,666.66 on the last day of each month during the twenty four month period following the Strategic Alliance.  The Credit Agreement is secured by certain patent rights owned by Ciphergen that are related to biomarkers.

Copies of the Strategic Alliance, the Purchase Agreement, the Warrant, and the Rights Agreement Amendment are filed as exhibits to this report and are incorporated in this report by reference.  On July 22, 2005, the Company and Quest Diagnostics issued a press release announcing the execution of definitive agreements with respect to the transaction.  A copy of this press release is also furnished as an exhibit to this report.

Item 3.03.  Material Modifications to Rights of Security Holders

Item 1.01 is incorporated here by reference.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

4.4	Amendment to Rights Agreement between the Company and Wells Fargo Bank, N.A. dated July 22, 2005
10.44*	Strategic Alliance Agreement between the Company and Quest Diagnostics Incorporated dated July 22, 2005
10.45	Stock Purchase Agreement between the Company and Quest Diagnostics Incorporated dated July 22, 2005

*                                         Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to such omitted portions.

10.46	Warrant between the Company and Quest Diagnostics Incorporated dated July 22, 2005
10.47	Credit Agreement between the Company and Quest Diagnostics Incorporated dated July 22, 2005
10.48	Security Agreement between the Company and Quest Diagnostics Incorporated dated July 22, 2005
99.1	Press Release dated July 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC.
(Registrant)

Date: July 28, 2005	By:	/S/ WILLIAM E. RICH
William E. Rich
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.4	Amendment to Rights Agreement between the Company and Wells Fargo Bank, N.A. dated July 22, 2005
10.44*	Strategic Alliance Agreement between the Company and Quest Diagnostics Incorporated dated July 22, 2005
10.45	Stock Purchase Agreement between the Company and Quest Diagnostics Incorporated dated July 22, 2005
10.46	Warrant between the Company and Quest Diagnostics Incorporated dated July 22, 2005
10.47	Credit Agreement between the Company and Quest Diagnostics Incorporated dated July 22, 2005
10.48	Security Agreement between the Company and Quest Diagnostics Incorporated dated July 22, 2005
99.1	Press Release dated July 22, 2005

*                                         Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to such omitted portions.